EXHIBIT 99.1

NEWS RELEASE

Range Announces Second Quarter 2020 Financial Results & North Louisiana Asset Sale

FORT WORTH, TEXAS, August 3, 2020…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its second quarter 2020 financial results.

Second Quarter Highlights –

•	Well costs averaged less than $600 per lateral foot, including facility costs, the lowest in Appalachia
•	Transportation, gathering, processing and compression expense improved $0.15 per mcfe, or 10% versus prior year
•	Direct operating expense improved $0.05 per mcfe, or 31% versus prior year
•	G&A expense (before certain items) improved $0.05 per mcfe, or 28% versus prior year
•	Production taxes improved $0.02 per mcfe, or 40% versus prior year
•	Interest expense improved $0.02 per mcfe, or 8% versus prior year
•	DD&A expense improved $0.19 per mcfe, or 28% versus prior year
•	Total cash unit costs improved $0.29 per mcfe, or 14% versus prior year
•	Production averaged 2,349 Mmcfe per day, approximately 71% natural gas
•	Repurchased approximately $47 million of outstanding notes principal at an average 20% discount to par
•	In July, signed purchase and sale agreement to divest North Louisiana assets for gross proceeds of $245 million, plus an additional $90 million contingent on future commodity prices

Commenting on the quarter, Jeff Ventura, the Company’s CEO said, “Range continued to make steady progress in the second quarter - significantly improving our cost structure, operating safely, and methodically developing our core asset with peer-leading well costs and capital efficiency.  After the sale of our North Louisiana assets, Range’s cost structure and capital productivity will take another meaningful step forward, driven by material improvements in our cash unit costs and a base decline solidly under 20%.  Our shallow base decline and peer leading well costs provide Range a sustaining capital requirement per mcfe that we believe is the lowest amongst peers, providing us a solid foundation for generating corporate returns.  In 2020, we expect Range to reduce total debt outstanding for the third consecutive year in a row, reflecting our commitment to disciplined capital allocation and a strong balance sheet.  Range remains well-positioned to successfully navigate the current commodity environment and benefit from an improved outlook for natural gas and natural gas liquids, particularly given Range’s industry-leading inventory of core natural gas and liquids wells.”

Financial Discussion

Except for generally accepted accounting principles (GAAP) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables.  “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, production and ad valorem taxes, general and administrative, interest and depletion, depreciation and amortization costs divided by production.  See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

GAAP revenues for second quarter 2020 totaled $377 million, GAAP net cash provided from operating activities (including changes in working capital) was $79 million, and GAAP earnings was a loss of $147 million ($0.61 per diluted share).

Non-GAAP revenues for second quarter 2020 totaled $502 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $81 million.  Adjusted earnings comparable to analysts’ estimates, a non-GAAP measure, was a loss of $25 million ($0.10 per diluted share) in second quarter 2020.

North Louisiana Asset Sale

Subsequent to June 30, Range signed a purchase and sale agreement to divest the Company’s North Louisiana assets for gross proceeds of $245 million, with the potential for $90 million in additional proceeds contingent on future commodity prices.  At the time of the sale, the assets were producing approximately 160 Mmcfe per day, and Range did not have any drilling and completion activity planned for the assets this year.  Per the agreement, Range will retain certain commitments through their remaining term.  Range intends to use $28.5 million of the sale proceeds to reduce a portion of the retained commitments.  The transaction is expected to close in August with an effective date of February 1, 2020.

Capital Expenditures

Second quarter 2020 drilling and completion expenditures were $99 million.  In addition, during the quarter, a combined $5 million was spent on acreage and gathering systems.  Total year-to-date expenditures were $235 million at the end of the second quarter.  Well costs, including all facilities, averaged less than $600 per foot in the second quarter, the lowest normalized well costs in Appalachia.  Range remains on track to spend at or below its total capital budget of $430 million for 2020.

Financial Position and Buyback Activity

At the end of the second quarter, Range had $639 million drawn on its revolver and over $1.4 billion of additional borrowing capacity under the commitment amount. Range expects its $3.0 billion borrowing base to be unchanged following the sale of its North Louisiana assets.  Following the planned closing on the Company’s North Louisiana asset sale in August, Range’s liquidity is expected to exceed $1.6 billion.

Range repurchased and retired approximately $47 million in principal amount of its senior and subordinated notes during the second quarter at a weighted average discount to par of 20%.  Range also repurchased 200,000 shares of the Company’s common stock during the second quarter at an average price of $2.22 per share.  In total, Range has repurchased $360 million in debt principal at a discount and ten million shares since second half 2019.

Unit Costs and Pricing

The following table details Range’s unit costs per mcfe(a):

Expenses	2Q 2020 ($/Mcfe)	2Q 2019 ($/Mcfe)	Increase (Decrease)

Direct operating(a)	$0.11	$0.16	(31%)
Transportation, gathering, processing and compression	1.30	1.45	(10%)
Production and ad valorem taxes	0.03	0.05	(40%)
General and administrative (G&A)(a)	0.13	0.18	(28%)
Interest expense(a)	0.22	0.24	(8%)
Total cash unit costs(b)	1.79	2.08	(14%)
Depletion, depreciation and amortization (DD&A)	0.49	0.68	(28%)
Total unit costs plus DD&A(b)	$2.28	$2.76	(17%)
(a)	Excludes stock-based compensation, legal settlements and amortization of deferred financing costs.
(b)	May not add due to rounding.

The following table details Range’s average production and realized pricing for second quarter 2020:

	2Q20 Production & Realized Pricing
	Natural Gas (Mcf)	NGLs (Bbl)	Oil (Bbl)	Natural Gas Equivalent (Mcfe)

Net Production per day	1,660,743	106,772	7,913	2,348,856

Average NYMEX price	$ 1.72		$ 27.09
Differential, including basis hedging	(0.31)		(12.28)
Realized prices before NYMEX hedges	1.41	$ 12.80	14.81
Settled NYMEX hedges	0.61	0.71	30.21
Average realized prices after hedges (a)	$ 2.02	$ 13.51	$ 45.03	$ 2.19

(a)	May not add due to rounding.

Second quarter 2020 natural gas, NGLs and oil price realizations (including the impact of derivative settlements which correspond to analysts’ estimates) averaged $2.19 per mcfe.  Additional detail on commodity price realizations can be found in the Supplemental Tables provided on the Company’s website.

•

The average natural gas price, including the impact of basis hedging, was $1.41 per mcf, or a ($0.31) differential to NYMEX.  In the second quarter, Range sold additional natural gas volume in Appalachia following a pipeline outage in May that affected a portion of Range’s transportation to the Gulf Coast.  This minor impact to differentials was offset by lower gas transportation expense in the quarter.

•

Pre-hedge NGL realizations were $12.80 per barrel, or a $0.37 per barrel premium to the Mont Belvieu weighted barrel and approximately 47% of WTI (West Texas Intermediate).  Lower NGL prices in the second quarter were partially offset by lower processing costs.

•

Crude oil and condensate price realizations, before realized hedges, averaged $14.81 per barrel, or $12.28 below WTI.  Condensate pricing in the second quarter was impacted by weakness in regional demand.  However, regional condensate demand has increased following the second quarter, and Range expects differentials and fundamentals to improve in second half 2020. As a result, Range deferred some liquids-rich activity into second half 2020 and its Appalachia condensate production is expected to increase versus the second quarter.

Operational Discussion

The table below summarizes estimated activity for 2020 regarding the number of wells to sales for each area.

	Wells TIL 2Q 2020	Calendar 2020 Planned TIL	Remaining 2020
SW PA Super-Rich	0	3	3
SW PA Wet	6	31	13
SW PA Dry	15	33	10
Total Wells	21	67	26

Production by Area

Total production for second quarter 2020 averaged approximately 2,349 net Mmcfe per day.  The southwest Appalachia area averaged 2,083 net Mmcfe per day during the quarter, a 6% increase over second quarter 2019.  The northeast Marcellus properties averaged 86 net Mmcf per day and North Louisiana production during second quarter 2020 averaged approximately 179 net Mmcfe per day. Second quarter 2020 North Louisiana production includes the benefit of one-time land and legal adjustments as part of the divestiture process.

Marketing and Transportation

During the quarter, Range sold additional natural gas volume in Appalachia following a third-party pipeline outage in early May affecting a portion of Range’s transportation that takes natural gas to the Gulf Coast.  This had a minor impact to natural gas differentials during the quarter and was mostly offset by lower gas transportation expense.  Range continues to benefit from its diverse set of natural gas transportation outlets as unexpected events in any one market do not materially impact the overall portfolio.

Domestic U.S. natural gas production declined significantly during the quarter, led by associated gas shut-ins and legacy basin declines in response to the price of both oil and natural gas.  Range expects recently announced activity reductions for the industry to weigh on second half 2020 production levels, more than offsetting the return of shut-in production, while LNG export demand recovers from current levels.  Evidenced by one of the lightest 2021 hedge positions among natural gas producers, Range anticipates that a sustained move higher in the forward curve for natural gas is needed to incentivize activity from dry gas producing basins to avoid extremely low storage levels next year.

As previously disclosed, entering second quarter, demand for gasoline and jet fuel were directly impacted by COVID-19 related reductions in vehicle and air travel.  The abrupt change in demand put temporary pressure on condensate pricing during the quarter.  Production and sales were unaffected as Range’s marketing team found domestic or international outlets for all products.  The Northeast condensate market began to rebound in the months of June and July, with substantial improvements in pricing, pointing to a better second half of the year.

Range experienced healthy NGL demand during the second quarter as a result of its strong and diverse customer base as well as a flexible transportation portfolio that allows access to multiple domestic and international markets.  The Company increased its access to waterborne exports via Mariner East and Marcus Hook during the second quarter, where LPG export premiums at Marcus Hook have remained stable at a few cents per gallon above Mont Belvieu index.  Range expects NGL and condensate fundamentals to continue strengthening during the second half of 2020, as a lack of U.S. drilling and completions activity is expected to result in declining supply while demand continues to recover.  Range’s liquids-weighted activity during the balance of 2020 is set to take advantage of this improving macro environment for both condensate and NGL pricing.

Guidance – 2020

Production per day Guidance

Production for full-year 2020 is expected to average approximately 2.25 Bcfe per day, reflecting adjustments associated with the sale of North Louisiana assets.  Full-year 2020 Appalachia production is expected to average approximately 2.15 Bcfe per day.

Full Year 2020 Expense Guidance

	Prior Guidance	Updated Guidance
Direct operating expense:	$0.14 - $0.16 per mcfe	$0.11 - $0.13 per mcfe
Transportation, gathering, processing and compression expense:	$1.37 - $1.40 per mcfe	$1.32 - $1.36 per mcfe
Production tax expense:	$0.04 - $0.05 per mcfe	$0.03 - $0.04 per mcfe
Exploration expense:	$30 - $38 million	$28 - $34 million
G&A expense:	$0.14 - $0.16 per mcfe	$0.14 - $0.15 per mcfe
Interest expense:	$0.22 - $0.24 per mcfe	$0.22 - $0.24 per mcfe
DD&A expense:	$0.48 - $0.52 per mcfe	$0.48 - $0.52 per mcfe
Net brokered gas marketing expense:	$10 - $16 million	$10 - $16 million

Full Year 2020 Price Guidance

Based on current market indications and the anticipated sale of Range’s North Louisiana assets in August, Range expects to average the following price differentials for its production in 2020.

	Prior Guidance	Updated Guidance
Natural Gas:(1)	NYMEX minus $0.20 to $0.26	NYMEX minus $0.22 to $0.28
Natural Gas Liquids:(2)	Mont Belvieu plus $0.50 to $1.50 per bbl	Mont Belvieu plus $0.50 to $1.50 per bbl
Oil/Condensate:	WTI minus $8.00 to $9.00 per bbl	WTI minus $8.00 to $10.00 per bbl

(1) Including basis hedging.
(2) Weighting based on 53% ethane, 27% propane, 7% normal butane, 4% iso-butane and 9% natural gasoline.

Hedging Status

Range hedges portions of its expected future production to increase the predictability of cash flow and to help maintain a more flexible financial position.  Range has over 70% of its remaining 2020 natural gas production hedged at a weighted average floor price of $2.57 per Mmbtu.  Similarly, Range has hedged over 80% of its remaining 2020 projected crude oil production at an average floor price of $58.12.  Please see Range’s detailed hedging schedule posted at the end of the financial tables below and on its website at www.rangeresources.com.

Range has also hedged Marcellus and other natural gas basis to limit volatility between NYMEX and regional prices.  The fair value of basis hedges was a loss of $4.5 million as of June 30, 2020.  The Company also has propane basis swap contracts and freight swaps which lock in the differential between Mont Belvieu and international propane indices.  The combined fair value of these contracts was a loss of $4.0 million at June 30, 2020.

Conference Call Information

A conference call to review the financial results is scheduled on Tuesday, August 4 at 9:00 a.m. ET.  A webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until September 4, 2020.

To participate in the call, dial 877-928-8777 and provide conference code 1543996 about 15 minutes prior to the scheduled start time.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes.  We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis.  A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted).  The Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures on its website.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items.  Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt.  Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.  A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release.  On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement.  The Company believes that it is important to furnish a table reflecting the details of the various components of each line in the statement of operations to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense which were historically reported as natural gas, NGLs and oil sales.  This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s quarterly report on Form 10-Q.  The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in stacked-pay projects in the Appalachian Basin. The Company pursues an organic development strategy targeting high return, low-cost projects within its large inventory of low risk development drilling opportunities.  The Company is headquartered in Fort Worth, Texas.  More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events.  Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements.  Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K.  Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves.  Range has elected not to disclose its probable and possible reserves in its filings with the SEC.  Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines.  Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves.  These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized.  Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers.  Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves.  Area wide unproven resource potential has not been fully risked by Range's management.  “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially.  Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors.  Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.  You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

2020-13

SOURCE:   Range Resources Corporation

Investor Contacts:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

John Durham, Senior Financial Analyst

817-869-1538

jdurham@rangeresources.com

Range Media Contacts:

Mark Windle, Manager of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	%	2020	2019	%

Revenues and other income:
Natural gas, NGLs and oil sales (a)	$349,258	$563,579		$781,354	$1,235,233
Derivative fair value (loss)/income	(6,303)	195,245		226,872	133,514
Brokered natural gas, marketing and other (b)	33,309	91,940		61,698	230,083
ARO settlement loss (b)	(12)	—		(12)	—
Other (b)	294	665		554	736
Total revenues and other income	376,546	851,429	-56%	1,070,466	1,599,566	-33%

Costs and expenses:
Direct operating	23,960	33,432		55,545	66,068
Direct operating – non-cash stock-based compensation (c)	434	549		884	1,140
Transportation, gathering, processing and compression	278,875	301,219		563,640	603,874
Production and ad valorem taxes	5,557	9,889		14,576	21,199
Brokered natural gas and marketing	37,993	100,564		70,204	232,421
Brokered natural gas and marketing – non-cash stock-based compensation (c)	168	553		581	1,001
Exploration	7,655	7,721		14,402	15,444
Exploration – non-cash stock-based compensation (c)	372	388		702	876
Abandonment and impairment of unproved properties	5,524	12,770		10,937	25,429
General and administrative	28,333	38,505		61,343	74,799
General and administrative – non-cash stock-based compensation (c)	9,179	9,500		17,208	19,138
General and administrative – lawsuit settlements	776	1,190		1,591	1,896
General and administrative – rig release penalty	—	1,436		—	1,436
General and administrative – bad debt expense	—	—		400	—
Exit and termination costs	10,297	2,180		11,892	2,180
Exit and termination costs – non-cash stock-based compensation (c)	—	26		—	26
Deferred compensation plan (d)	12,587	(11,142)		4,050	(7,561)
Interest expense	46,489	49,922		91,946	99,671
Interest expense – amortization of deferred financing costs (e)	2,135	1,805		4,196	3,593
Gain on early extinguishment of debt	(8,991)	—		(21,914)	—
Depletion, depreciation and amortization	104,626	141,505		207,612	280,223
Impairment of proved properties	—	—		77,000	—
Loss (gain) on sale of assets	426	(5,867)		(121,673)	(5,678)
Total costs and expenses	566,395	696,145	-19%	1,065,122	1,437,175	-26%

(Loss) income before income taxes	(189,849)	155,284	-222%	5,344	162,391	-97%

Income tax (benefit) expense:
Current	(3)	—		(366)	—
Deferred	(43,277)	40,099		7,304	45,787
	(43,280)	40,099		6,938	45,787

Net (loss) income	$(146,569)	$115,185	-227%	$(1,594)	$116,604	-101%

Net (Loss) Income Per Common Share:
Basic	$(0.61)	$0.46		$(0.01)	$0.46
Diluted	$(0.61)	$0.46		$(0.01)	$0.46

Weighted average common shares outstanding, as reported:
Basic	239,472	247,770	-3%	242,717	247,773	-2%
Diluted	239,472	248,436	-4%	242,717	249,042	-3%

(a)  See separate natural gas, NGLs and oil sales information table.

(b)  Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c)  Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d)  Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e)  Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	June 30,	December 31,
	2020	2019
	(Unaudited)	(Audited)
Assets
Current assets	$188,587	$290,954
Derivative assets	146,236	137,554
Natural gas and oil properties, successful efforts method	5,993,626	6,041,035
Transportation and field assets	3,723	5,375
Operating lease right-of-use assets	52,367	62,053
Other	67,672	75,432
	$6,452,211	$6,612,403

Liabilities and Stockholders’ Equity
Current liabilities	$522,554	$551,032
Asset retirement obligations	2,393	2,393
Derivative liabilities	5,306	13,119

Bank debt	628,221	464,319
Senior notes	2,510,256	2,659,844
Senior subordinated notes	26,656	48,774
Total debt	3,165,133	3,172,937

Deferred tax liability	167,548	160,196
Derivative liabilities	10,001	949
Deferred compensation liability	58,676	64,070
Operating lease liabilities	35,104	41,068
Asset retirement obligations and other liabilities	149,680	259,151

Common stock and retained earnings	2,366,654	2,355,512
Other comprehensive loss	(644)	(788)
Common stock held in treasury stock	(30,194)	(7,236)
Total stockholders’ equity	2,335,816	2,347,488
	$6,452,211	$6,612,403

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	%	2020	2019	%

Total revenues and other income, as reported	$376,546	$851,429	-56%	$1,070,466	$1,599,566	-33%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement (gain) loss	125,803	(161,738)		(7,443)	(75,173)
ARO settlement loss	12	—		12	—
Total revenues, as adjusted, non-GAAP	$502,361	$689,691	-27%	$1,063,035	$1,524,393	-30%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net (loss) income	$(146,569)	$115,185	$(1,594)	$116,604
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax (benefit) expense	(43,277)	40,099	7,304	45,787
Depletion, depreciation, amortization and impairment	104,626	141,505	284,612	280,223
Abandonment and impairment of unproved properties	5,524	12,770	10,937	25,429
Derivative fair value loss (income)	6,303	(195,245)	(226,872)	(133,514)
Cash settlements on derivative financial instruments	119,500	33,507	219,429	58,341
Allowance for bad debts	—	—	400	—
Amortization of deferred issuance costs and other	1,741	1,436	3,398	3,243
Deferred and stock-based compensation	22,637	(385)	23,113	13,727
Loss (gain) on sale of assets and other	426	(5,867)	(121,673)	(5,678)
Gain on early extinguishment of debt	(8,991)	—	(21,914)	—

Changes in working capital:
Accounts receivable	19,045	67,422	103,390	201,428
Inventory and other	376	(272)	(4,056)	(5,035)
Accounts payable	(46,013)	1,299	(27,353)	(29,132)
Accrued liabilities and other	43,434	(26,632)	(45,853)	(125,907)
Net changes in working capital	16,842	41,817	26,128	41,354
Net cash provided from operating activities	$78,762	$184,822	$203,268	$445,516

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net cash provided from operating activities, as reported	$78,762	$184,822	$203,268	$445,516
Net changes in working capital	(16,842)	(41,817)	(26,128)	(41,354)
Exploration expense	7,655	7,721	14,402	15,444
Lawsuit settlements	776	1,190	1,591	1,896
Exit and termination costs	10,297	2,180	11,892	2,180
Rig release penalty	—	1,436	—	1,436
Non-cash compensation adjustment	509	628	1,122	1,243
Cash flow from operations before changes in working capital – non-GAAP measure	$81,157	$156,160	$206,147	$426,361

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Basic:
Weighted average shares outstanding	245,879	251,242	247,516	250,784
Stock held by deferred compensation plan	(6,407)	(3,472)	(4,799)	(3,011)
Adjusted basic	239,472	247,770	242,717	247,773

Dilutive:
Weighted average shares outstanding	245,879	251,242	247,516	250,784
Dilutive stock options under treasury method	(6,407)	(2,806)	(4,799)	(1,742)
Adjusted dilutive	239,472	248,436	242,717	249,042

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	%	2020	2019	%
Natural gas, NGL and oil sales components:
Natural gas sales	$214,207	$343,623		$467,456	$778,343
NGL sales	124,383	167,027		267,622	364,840
Oil sales	10,668	52,929		46,276	92,050
Total oil and gas sales, as reported	$349,258	$563,579	-38%	$781,354	$1,235,233	-37%

Derivative fair value (loss) income, as reported:	$(6,303)	$195,245		$226,872	$133,514
Cash settlements on derivative financial instruments – (gain) loss:
Natural gas	(90,837)	(20,396)		(171,009)	(19,524)
NGLs	(6,905)	(15,918)		(16,948)	(40,782)
Crude Oil	(21,758)	2,807		(31,472)	1,965
Total change in fair value related to derivatives prior to settlement, a non-GAAP measure	$(125,803)	$161,738		$7,443	$75,173

Transportation, gathering, processing and compression components:
Natural gas	$167,367	$185,353		$337,208	$374,435
NGLs	110,718	115,866		225,642	229,439
Oil	790	—		790	—
Total transportation, gathering, processing and compression, as reported	$278,875	$301,219		$563,640	$603,874

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$305,044	$364,019		$638,465	$797,867
NGL sales	131,288	182,945		284,570	405,622
Oil sales	32,426	50,122		77,748	90,085
Total	$468,758	$597,086	-21%	1,000,783	1,293,574	-23%

Production of oil and gas during the periods (a):
Natural gas (mcf)	151,127,582	143,163,003	6%	296,888,174	283,684,666	5%
NGL (bbl)	9,716,261	9,847,268	-1%	19,349,296	19,459,815	-1%
Oil (bbl)	720,125	982,324	-27%	1,588,422	1,787,874	-11%
Gas equivalent (mcfe) (b)	213,745,898	208,140,555	3%	422,514,482	411,170,800	3%

Production of oil and gas – average per day (a):
Natural gas (mcf)	1,660,743	1,573,220	6%	1,631,254	1,567,319	4%
NGL (bbl)	106,772	108,212	-1%	106,315	107,513	-1%
Oil (bbl)	7,913	10,795	-27%	8,728	9,878	-12%
Gas equivalent (mcfe) (b)	2,348,856	2,287,259	3%	2,321,508	2,271,662	2%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$1.42	$2.40	-41%	$1.57	$2.74	-43%
NGL (bbl)	$12.80	$16.96	-25%	$13.83	$18.75	-26%
Oil (bbl)	$14.81	$53.88	-73%	$29.13	$51.49	-43%
Gas equivalent (mcfe) (b)	$1.63	$2.71	-40%	$1.85	$3.00	-38%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$2.02	$2.54	-21%	$2.15	$2.81	-24%
NGL (bbl)	$13.51	$18.58	-27%	$14.71	$20.84	-29%
Oil (bbl)	$45.03	$51.02	-12%	$48.95	$50.39	-3%
Gas equivalent (mcfe) (b)	$2.19	$2.87	-24%	$2.37	$3.15	-25%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$0.91	$1.25	-27%	$1.01	$1.49	-32%
NGL (bbl)	$2.12	$6.81	-69%	$3.05	$9.05	-66%
Oil (bbl)	$43.93	$51.02	-14%	$48.45	$50.39	-4%
Gas equivalent (mcfe) (b)	$0.89	$1.42	-38%	$1.03	$1.68	-38%

Transportation, gathering and compression expense per mcfe	$1.30	$1.45	-10%	$1.33	$1.47	-9%

(a)  Represents volumes sold regardless of when produced.

(b)  Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c)  Excluding third party transportation, gathering and compression costs.

(d)  Net of transportation, gathering and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF (LOSS) INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	%	2020	2019	%

(Loss) income from operations before income taxes, as reported	$(189,849)	$155,284	(222)%	$5,344	$162,391	(97)%
Adjustment for certain special items:
Loss (gain) on sale of assets	426	(5,867)		(121,673)	(5,678)
(Gain) loss on ARO settlements	12	—		12	—
Change in fair value related to derivatives prior to settlement	125,803	(161,738)		(7,443)	(75,173)
Abandonment and impairment of unproved properties	5,524	12,770		10,937	25,429
Rig release penalty	—	1,436		—	1,436
Gain on early extinguishment of debt	(8,991)	—		(21,914)	—
Impairment of proved property	—	—		77,000	—
Lawsuit settlements	776	1,190		1,591	1,896
Exit and termination costs	10,297	2,180		11,892	2,180
Exit and termination costs – non-cash stock-based compensation	—	26		—	26
Brokered natural gas and marketing – non-cash stock-based compensation	168	553		581	1,001
Direct operating – non-cash stock-based compensation	434	549		884	1,140
Exploration expenses – non-cash stock-based compensation	372	388		702	876
General & administrative – non-cash stock-based compensation	9,179	9,500		17,208	19,138
Deferred compensation plan – non-cash adjustment	12,587	(11,142)		4,050	(7,561)

(Loss) income before income taxes, as adjusted	(33,262)	5,129	-749%	(20,829)	127,101	-116%

Income tax expense (benefit), as adjusted
Current	(3)	—		(366)	—
Deferred (a)	(8,315)	1,282		(5,207)	31,792

Net (loss) income excluding certain items, a non-GAAP measure	$(24,944)	$3,847	-748%	$(15,256)	$95,309	-116%

Non-GAAP (loss) income per common share
Basic	$(0.10)	$0.02	-600%	$(0.06)	$0.38	-116%
Diluted	$(0.10)	$0.02	-600%	$(0.06)	$0.38	-116%

Non-GAAP diluted shares outstanding, if dilutive	239,472	248,436		242,717	249,042

(a)  Deferred taxes are estimated to be approximately 25% for 2020 and 2019.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME (LOSS), EXCLUDING CERTAIN ITEMS AND ADJUSTMENT EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net (loss) income, as reported	$(146,569)	$115,185	$(1,594)	$116,604
Adjustment for certain special items:
Loss (gain) on sale of assets	426	(5,867)	(121,673)	(5,678)
Loss (gain) on ARO settlements	12	—	12	—
Gain on early extinguishment of debt	(8,991)	—	(21,914)	—
Change in fair value related to derivatives prior to settlement	125,803	(161,738)	(7,443)	(75,173)
Impairment of proved property	—	—	77,000	—
Abandonment and impairment of unproved properties	5,524	12,770	10,937	25.429
Lawsuit settlements	776	1,190	1,591	1,896
Rig release penalty	—	1,436	—	1,436
Exit and termination costs	10,297	2,180	11,892	2,180
Non-cash stock-based compensation	10,153	11,016	19,375	22,181
Deferred compensation plan	12,587	(11,142)	4,050	(7,561)
Tax impact	(34,962)	38,817	12,511	13,995

Net (loss) income excluding certain items, a non-GAAP measure	$(24,944)	$3,847	$(15,256)	$95,309

Net (loss) income per diluted share, as reported	$(0.61)	$0.46	$(0.01)	$0.46
Adjustment for certain special items per diluted share:
(Gain) loss on sale of assets	0.00	(0.02)	(0.50)	(0.02)
Loss (gain) on ARO settlements	0.00	—	0.00	—
Gain on early extinguishment of debt	(0.04)	—	(0.09)	—
Change in fair value related to derivatives prior to settlement	0.53	(0.65)	(0.03)	(0.30)
Impairment of proved property	—	—	0.32	—
Abandonment and impairment of unproved properties	0.02	0.05	0.05	0.10
Lawsuit settlements	0.00	0.00	0.01	0.01
Rig release penalty	—	0.01	—	0.01
Exit and termination costs	0.04	0.01	0.05	0.01
Non-cash stock-based compensation	0.04	0.04	0.08	0.09
Deferred compensation plan	0.05	(0.04)	0.02	(0.03)
Adjustment for rounding differences	0.02	—	(0.01)	(0.01)
Tax impact	(0.15)	0.16	0.05	0.06

Net (loss) income per diluted share, excluding certain items, a non-GAAP measure	$(0.10)	$0.02	$(0.06)	$0.38

Adjusted (loss) earnings per share, a non-GAAP measure:
Basic	$(0.10)	$0.02	$(0.06)	$0.38
Diluted	$(0.10)	$0.02	$(0.06)	$0.38

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenues
Natural gas, NGL and oil sales, as reported	$349,258	$563,579	$781,354	$1,235,233
Derivative fair value income (loss), as reported	(6,303)	195,245	226,872	133,514
Less non-cash fair value (gain) loss	125,803	(161,738)	(7,443)	(75,173)
Brokered natural gas and marketing and other, as reported	33,591	92,605	62,240	230,819
Less ARO settlement and other (gains) losses	(282)	(665)	(542)	(736)
Cash revenue applicable to production	502,067	689,026	1,062,481	1,523,657

Expenses
Direct operating, as reported	24,394	33,981	56,429	67,208
Less direct operating stock-based compensation	(434)	(549)	(884)	(1,140)
Transportation, gathering and compression, as reported	278,875	301,219	563,640	603,874
Production and ad valorem taxes, as reported	5,557	9,889	14,576	21,199
Brokered natural gas and marketing, as reported	38,161	101,117	70,785	233,422
Less brokered natural gas and marketing stock-based compensation	(168)	(553)	(581)	(1,001)
General and administrative, as reported	38,288	49,195	80,542	95,833
Less G&A stock-based compensation	(9,179)	(9,500)	(17,208)	(19,138)
Less lawsuit settlements	(776)	(1,190)	(1,591)	(1,896)
Interest expense, as reported	48,624	51,727	96,142	103,264
Less amortization of deferred financing costs	(2,135)	(1,805)	(4,196)	(3,593)
Cash expenses	421,207	533,531	857,654	1,098,032

Cash margin, a non-GAAP measure	$80,860	$155,495	$204,827	$425,625

Mmcfe produced during period	213,746	208,141	422,514	411,171

Cash margin per mcfe	$0.38	$0.75	$0.48	$1.04

RECONCILIATION OF (LOSS) INCOME BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

(Loss) income before income taxes, as reported	$(189,849)	$155,284	$5,344	$162,391
Adjustments to reconcile (loss) income before income taxes to cash margin:
ARO settlements and other gains	(282)	(665)	(542)	(736)
Derivative fair value loss (income)	6,303	(195,245)	(226,872)	(133,514)
Net cash receipts on derivative settlements	119,500	33,507	219,429	58,341
Exploration expense	7,655	7,721	14,402	15,444
Lawsuit settlements	776	1,190	1,591	1,896
Rig release penalty	—	1,436	—	1,436
Exit and termination costs	10,297	2,180	11,892	2,180
Deferred compensation plan	12,587	(11,142)	4,050	(7,561)
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	10,153	11,016	19,375	22,181
Interest – amortization of deferred financing costs	2,135	1,805	4,196	3,593
Depletion, depreciation and amortization	104,626	141,505	207,612	280,223
Loss (gain) on sale of assets	426	(5,867)	(121,673)	(5,678)
Gain on early extinguishment of debt	(8,991)	—	(21,914)	—
Impairment of proved property and other assets	—	—	77,000	—
Abandonment and impairment of unproved properties	5,524	12,770	10,937	25,429
Cash margin, a non-GAAP measure	$80,860	$155,495	$204,827	$425,625

RANGE RESOURCES CORPORATION

HEDGING POSITION AS OF June 30, 2020 – (Unaudited)

	Daily Volume	Hedge Price
Gas [1]

Jul-Oct 2020 3-way Collar	60,000 Mmbtu	$1.75 / $2.00 x $2.53
3Q 2020 Swaps	1,206,522 Mmbtu	$2.58
4Q 2020 Swaps	1,087,147 Mmbtu	$2.60

Apr-Oct 2021 Collars	60,000 Mmbtu	$2.60 x $3.00
2021 3-way Collars	240,000 Mmbtu	$1.99 / $2.33 x $2.60
2021 Swaps	70,000 Mmbtu	$2.61

Oil [2]

3Q 2020 Swaps	8,000 bbls	$58.19
4Q 2020 Swaps	6,000 bbls	$58.02

2021 Swaps	1,000 bbls	$55.00

C3 Propane

3Q 2020 Swaps	3,022 bbls	$0.470/gallon

nC4 Butane [3]

3Q 2020 Swaps	2,500 bbls	$0.570/gallon

C5 Natural Gasoline

3Q 2020 Swaps	1,674 bbls	$0.732/gallon

(1)	Range sold natural gas call swaptions of 180,000 Mmbtu/d for calendar 2021 at an average strike price of $2.825 per Mmbtu. Range also sold 60,000 Mmbtu/d of 3Q20 $2.50 strike calls.
(2)	Range sold 500 bbls/d of 3Q20 $59.00 strike WTI calls, and call swaption of 1,000 bbls/d for calendar 2021 at an average strike price of $55.00.
(3)	Range sold nC4 butane calls of 2,500 bbls/d for 3Q20 at an average strike price of $0.57 per gallon.

SEE WEBSITE FOR OTHER SUPPLEMENTAL INFORMATION FOR THE PERIODS

AND ADDITIONAL HEDGING DETAILS